UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to 240.14a-12

NYER MEDICAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

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This filing consists of a memorandum that was sent to the major clients of Nyer Medical Group, Inc. on October 25, 2009.

[Nyer Medical Group, Inc. Letterhead]

October 25, 2009

Hello All,

By now, I am sure most of you have heard that Eaton Apothecary has entered into an agreement to sell 12 of its community retail pharmacies to Walgreen’s.  The acquisition of these 12 pharmacies should be complete around the first of the year.  Be assured that the sale of these pharmacies will in no way affect the continued operation of any of the remaining 12 pharmacies.  This transaction should be transparent to Community Health Center pharmacies, PACE programs, assisted living residences and other specialty clients that Eaton Apothecary manages.  Business at these locations, along with the people who work there, will continue as usual.  This is true for both the immediate and long-term future.

For over a decade, a public holding company (Nyer Medical Group, Inc.) has owned a majority of the capital stock of the corporation (D.A.W., Inc.) that owns and operates all Eaton Apothecary pharmacies and holds a contract with your organization.  At present, three transactions have been recommended by the board of Nyer to Nyer’s shareholders for approval.  The first is the sale of the twelve pharmacies to Walgreen’s.  The second is the sale of the capital stock of D.A.W., Inc. to the individuals who have managed D.A.W., Inc. since 1990.  These are the same individuals you have been working with all along.  When approved, D.A.W., Inc. will exist as a private closely-held Massachusetts corporation, continuing to operate the twelve pharmacies that Walgreen’s did not acquire and looking to expand its existing business lines in the niche markets like 340b, assisted living and other specialty areas.  The third transaction will be the liquidation of the public holding company Nyer, which has no impact on our clients or employees.

Please be assured that David, Mike, Wayne, Donato, John and I view the developments as very positive for Eaton Apothecary and our partner entities as we will no longer have to devote resources to our retail operations and will be able to put our energies exclusively towards the improvement and expansion of our specialized pharmacy businesses, like the valued relationship between our organizations.  Feel free to contact any one of us should you have any questions.

Sincerely,

/s/ Mark Dumouchel
Mark Dumouchel
President

Additional Information and Where to Find It

In connection with the proposed transactions, Nyer Medical Group, Inc. ("Nyer") will file a proxy statement and other relevant documents with the Securities and Exchange Commission (“SEC”). NYER SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS  AND RELATED MATTERS.  NYER SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY NYER THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM NYER BY DIRECTING A REQUEST TO: NYER MEDICAL GROUP, INC., 13 WATER STREET, HOLLISTON CORPORATION, MASSACHUSETTS 01746, ATTENTION: CHIEF EXECUTIVE OFFICER, TELEPHONE: (508) 429-8506.

Nyer and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Nyer's directors and executive officers is available in Nyer's annual report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 28, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.